THE CHINA FUND, INC. (CHN)

The Martin Currie
Shanghai team

IN BRIEF
Net asset value per share	US$ 29.32
Market price	US$ 26.63
Premium/(discount)	(9.17%)
Fund size	US$ 667.9m

Source: State Street Bank and Trust Company

At 31 May 2010		US$ return
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	(10.2)	(6.9)
Year to date	(1.6)	(8.2)
One year	33.7	11.6
Three years %pa	7.8	0.8

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.
*Source for index data: MSCI.

The managers assessing use of
their tax proceeds at the
Shanghai Expo

MANAGER’S COMMENTARY

In May the managers visited the Shanghai Expo. Some gluttons for punishment visited it more than once. The main feature is very large crowds of bemused visitors, uncertain why they are there and forming long queues to see they know not what. Chinese markets seem similarly clueless. Are we really still panicking about South European sovereign debt? (A beneficial side-effect is that a whole generation of Chinese investors can now point to Greece on the map.) Or is the mad Dear Leader finally about to push the button? (The managers visited the North Korean pavilion, which is positioned in a kind of rogue’s alley alongside Iran and Lebanon; one of the Expo planners clearly had a sense of humour.) Certainly, the main topic of conversation among the chattering classes of Shanghai is the government’s attitude to the property market. But after the initial announcement of administrative measures against property speculation in Beijing, things have gone rather quiet, with local governments announcing watered-down measures. And, after all, interest rates have not been raised, and the real return on a Chinese bank deposit is still negative. At the end of the month there were already signs of a change in the government’s tone, as shown in news releases about the seven million welfare houses to be built at a cost of Rmb430 billion by the year-end (subtext: ‘so don’t worry about construction demand’) and insurance companies being allowed to hold an increased amount of equity (20% excluding funds).

Inflation has so far this year been led by food prices (CPI in April +2.8%, food +5.9%). The retreat in food and commodity prices indicates that inflationary pressures may have peaked. This would remove the main reason a Chinese leader would have for allowing the currency to appreciate against the US dollar, especially given what has happened to the euro. In April, import growth (+49.7% year on year) once more outpaced export growth (+30.5%), leading to an 87% fall in the trade surplus. Perhaps by this autumn the talk will be about renminbi depreciation? Not that we expect them to do this either, but that does not stop people talking (or companies with large US dollar debt positions shuffling nervously…).

There were some interesting noises on the tax front. The Ministry of Finance indicated that it would be increasing the tax that state-owned companies pay to the government (currently 10% for monopolies and just 5% for other state-owned enterprises). A resources tax was also announced, though details remain unclear (a pilot scheme of 5% of revenue is being started in Xinjiang). Yet at the same time, the 3.3% business tax on airlines’ international flights was abolished as a further bailout to this sector. Given that the government wishes to list the horrible Agricultural Bank in July, I would not bet against a similar, auspiciously timed reduction in bank business tax.

INVESTMENT STRATEGY

The Fund is currently 94.5% invested with holdings in 59 companies.

Given the heavy fall in the A-share market (now down 25.5% since its peak last August), together with more emollient official announcements and attractive valuations, we are keen to increase our exposure to A-shares (now 14.5%) but this is being hampered by a shortage of QFI (qualified foreign investor) quota. We switched from the dull Daqin Railway to the broker CITIC Securities to increase beta.

In offshore markets we added to our holding in the medical-equipment-maker Mindray, which corrected after its first-quarter results, and took profits on Anhui Expressway, China Pharmaceutical, Taiwan Secom and HTC.

In the small unlisted portfolio, an agreement was reached with the local management to let China Silicon enter the Chinese equivalent of Chapter 11 to allow for its restructuring. A new technical support team has been brought in from Kunming Steel. The company hopes to re-start the no.2 furnace within three weeks. At this time, however, we continue to value our holding at zero.

Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 MAY 2010

FUND DETAILS
Market cap	US$606.7m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.

SECTOR ALLOCATION
	The China Fund, Inc	MSCI Golden Dragon
Healthcare	21.1%	0.4%
Consumer staples	17.9%	3.4%
Consumer discretionary	16.7%	5.8%
Financials	15.5%	35.2%
Industrials	9.4%	6.9%
Information technology	6.2%	21.5%
Materials	2.5%	6.3%
Energy	2.0%	8.8%
Utilities	2.1%	4.0%
Telecommunications	1.1%	7.8%
Other assets & liabilities	5.5%	—

*Source: State Street Bank and Trust Company. Source for index data: MSCI

ASSET ALLOCATION

Source: State Street Bank and Trust Company

PERFORMANCE	(US$ RETURNS)
	NAV	Market price
	%	%
One month	(10.2)	(6.7)
Year to date	(1.6)	(5.6)
Three years %pa	7.8	11.2

Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company

15 LARGEST HOLDINGS (48.5%)
		Fund
Huiyin Household Appliances	Consumer discretionary	5.5%
China Medical	Healthcare	4.7%
Sinopharm Medicine Holding	Healthcare	4.6%
Wumart Stores	Consumer staples	4.2%
China Shineway Pharmaceutical	Healthcare	3.4%
Ugent Holdings, Ltd	Industrials	3.4%
Ruentex Development Co	Financials	3.0%
Ping An Insurance (expiration 04/01/13)	Financials	2.7%
China Fishery Group	Consumer staples	2.7%
Shandong Weigao Group	Healthcare	2.7%
Hsu Fu Chi International	Consumer staples	2.5%
WuXi PharmaTech Cayman	Healthcare	2.4%
Shenzhen Agricultural Products	Consumer staples	2.3%
Far Eastern Department Stores	Consumer discretionary	2.3%
Xinao Gas	Utilities	2.1%

DIRECT INVESTMENTS (6.7%)
		Fund
Ugent Holdings	Industrials	3.4%
Hand Enterprise Solutions (Preferred stock)	Information technology	1.9%
Qingdao Bright Moon	Industrials	1.4%
China Silicon (Series A Preferred)	Information technology	0.0%
China Silicon	Information technology	0.0%
China Silicon warrants	Information technology	0.0%
Hand Enterprise Solutions	Information technology	0.0%

Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)							(US$ RETURNS)
	One month %	Three months %	Calendar year to date %	One year %	Three years %pa	Five years %pa	Since launch %pa
The China Fund, Inc.	(10.2)	(0.2)	(1.6)	33.7	7.8	22.0	11.8
MSCI Golden Dragon	(6.9)	(1.4)	(8.2)	11.6	0.8	10.5	9.2
Hang Seng Chinese Enterprise	(5.9)	(0.7)	(10.5)	9.7	2.4	20.1	19.7
Shanghai Stock Exchange 180	(10.2)	(15.4)	(22.8)	(2.0)	(8.0)	29.2	n/a

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2010 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 May 2010.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 May 2010.

10 YEAR DIVIDEND HISTORY CHART

Total	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82	0.26
Income	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48	0.26
Long-term capital	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34	0.00
Short-term capital	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00	0.00

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

31 MAY 2010

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Hong Kong					21.2
Huiyin Household Appliances	1280 HK	HK$1.9	160,413,750	$36,879,092	5.5
China Shineway Pharmaceutical Group	2877 HK	HK$25.0	7,372,000	$23,007,911	3.4
Xinao Gas Holdings	2688 HK	HK$20.7	5,084,000	$13,679,656	2.1
Ports Design	589 HK	HK$18.8	4,549,500	$10,915,060	1.7
Intime Department Store Group	1833 HK	HK$6.9	12,568,629	$10,815,546	1.6
Chaoda Modern Agriculture (Holdings)	682 HK	HK$7.4	10,507,357	$10,202,366	1.5
Natural Beauty Bio-Technology	157 HK	HK$1.4	47,710,000	$8,578,731	1.3
Fushan International Energy Group	639 HK	HK$4.8	12,018,000	$7,486,167	1.1
Golden Meditech Co	801 HK	HK$1.5	35,040,000	$6,750,578	1.0
China Pharmaceutical Group	1093 HK	HK$4.6	10,862,000	$6,263,856	1.0
Shangri-La Asia	69 HK	HK$13.8	3,061,555	$5,387,016	0.8
Yorkey Optical International Cayman	2788 HK	HK$1.5	7,758,926	$1,504,749	0.2
FUJI Food & Catering Services	1175 HK	HK$0.0	5,462,000	$0	0.0

Hong Kong H					14.6
Sinopharm Medicine Holding	297 HK	HK$30.9	7,786,000	$30,850,000	4.6
Wumart Stores	8277 HK	HK$15.2	14,888,000	$28,261,577	4.2
Shandong Weigao Group Medical Polymer	8199 HK	HK$29.8	4,588,000	$17,589,494	2.6
ZTE Corp.	763 HK	HK$25.8	2,192,889	$7,280,527	1.1
China Pacific Insurance	2601 HK	HK$30.7	1,463,442	$5,666,938	0.9
Zijin Mining Group	2899 HK	HK$5.8	6,402,000	$4,752,576	0.7
Anhui Expressway	995 HK	HK$4.7	5,212,300	$3,179,864	0.5

Singapore					6.1
China Fishery Group	CFG SP	SG$1.9	13,255,000	$17,706,158	2.7
Hsu Fu Chi International	HFCI SP	SG$2.4	9,484,000	$16,936,924	2.5
Financial One Corp	FIN SP	SG$0.4	12,030,000	$3,609,258	0.5
CDW Holding	CDW SP	SG$0.1	53,208,000	$2,660,590	0.4

Taiwan					19.8
Ruentex Development Co	9945 TT	NT$51.2	12,694,000	$20,210,341	3.0
Far Eastern Department Stores	2903 TT	NT$26.9	19,066,931	$15,536,239	2.3
WPG Holdings Co	3702 TT	NT$62.2	6,320,000	$12,216,953	1.8
China Metal Products	1532 TT	NT$41.3	9,200,278	$11,655,029	1.8
Cathay Financial Holdings	2882 TT	NT$47.5	6,454,000	$9,478,114	1.5
Uni-President Enterprises Corp.	1216 TT	NT$33.2	9,112,638	$9,349,219	1.4
FamilyMart	5903 TT	NT$63.9	4,501,652	$9,011,752	1.4
Lien Hwa Industrial	1229 TT	NT$15.5	16,476,881	$7,962,709	1.2
Taiwan Life 4percent Conv Bond	n/a	NT$119.7	200,000,000	$7,488,270	1.1
Synnex Technology	2347 TT	NT$69.0	2,809,240	$6,115,831	0.9
KGI Securities	6008 TT	NT$11.8	16,984,780	$6,109,633	0.9
Fubon Financial Holdings	2881 TT	NT$36.7	4,948,000	$5,633,631	0.9
Yuanta Financial Holdings	2885 TT	NT$17.0	10,520,593	$5,594,310	0.8
Tatung	2371 TT	NT$5.9	29,742,000	$5,442,312	0.8

United Kingdom					4.7
China Medical System Holdings	CMSH LN	£6.0	3,623,188	$31,588,020	4.7

USA					6.9
WuXi PharmaTech Cayman	WX US	US$17.9	883,490	$15,805,636	2.4
Mindray Medical International	MR US	US$29.7	291,700	$8,675,158	1.3
Hollysys Automation Technologies	HOLI US	US$9.5	808,200	$7,661,736	1.2
Far East Energy	FEEC US	US$0.4	14,565,477	$6,117,500	0.9
Sina Corp.	SINA US	US$37.4	162,700	$6,080,099	0.9
The9	CMED US	US$4.4	358,900	$1,582,749	0.2

Equity Linked Securities ('A' Shares)					14.5
Ping An Insurance (expiration 04/01/13)	n/a	US$6.6	2,661,500	$17,906,189	2.7
Shenzhen Agricultural Products	n/a	US$2.3	6,800,000	$15,727,605	2.3
Ping An Insurance (expiration 01/17/12)	n/a	US$6.6	1,665,600	$11,205,917	1.7
Shanghai Yuyan Tourist	n/a	US$3.5	238,502,000	$8,515,311	1.3
Suning Appliance	n/a	US$1.6	4,311,020	$7,035,585	1.0
Xinjiang Tebian Electric	n/a	US$2.6	2,335,140	$6,170,024	0.9
Zhejiang Guyuelongshan	n/a	US$1.6	3,658,900	$6,004,167	0.9
Wuliangye Yibin	n/a	US$3.6	1,403,507	$5,235,081	0.8
Shanghai International Airport (expiration 01/20/10)	n/a	US$2.0	2,526,700	$5,202,475	0.8
Shanghai Qiangsheng	n/a	US$1.0	4,800,000	$5,136,360	0.8
Citic Securities	n/a	US$2.9	1,650,000	$4,985,288	0.7
Shanghai International Airport (expiration 10/26/10)	n/a	US$2.0	1,800,000	$3,704,711	0.6

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Direct					6.7
Ugent Holdings	n/a	US$100.0	177,000,000	$22,733,110	3.4
Hand Enterprise Solutions Preferred Stock	n/a	US$1.6	8,027,241	$12,734,977	1.9
Qingdao Bright Moon	n/a	US$0.3	31,827,172	$9,198,053	1.4
Hand Enterprise Solutions	n/a	US$0.0	500,000	$0	0.0
China Silicon Corp. Common Stock	n/a	US$0.0	1,234,405	$0	0.0
China Silicon Corp. Warrants	n/a	US$0.0	685,450	$0	0.0
China Silicon Corp., Series A Preferred	n/a	US$0.0	27,418	$0	0.0

Other assets & liabilities				$37,082,808	5.5

INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.

Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.

Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 'A' Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative 'A' share stocks listed on the Shanghai Stock Exchange.

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to the policy described above.

The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the 'A' share market. The Fund will continue to seek the most efficient way in which to increase its 'A' share exposure ensuring ongoing compliance with its legal and regulatory obligations.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

The Fund is classified as a 'non-diversified' investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account's portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

à
The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

à
At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People's Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

à
During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund's operations and financial results could be adversely affected by adjustments in the PRC's state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

à
PRC's disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

à
The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund's NAV.

à
The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

à
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)

Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919 Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.